                                                                   EXHIBIT 10.5

                              INDEMNITY AGREEMENT
                              -------------------

     THIS Agreement is made as of and effective the 21st day of May, 1999 between Michael Kedar, of Toronto, Ontario, Canada ("GlobeNet Director"), and GlobeNet Communications Group Limited, a company incorporated under the laws of Bermuda ("GlobeNet").

     WHEREAS the GlobeNet Director has agreed to act as a director of GlobeNet, at the request of GlobeNet;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $1 now paid by the GlobeNet Director to GlobeNet (the receipt of which is hereby acknowledged) and for other good and valuable consideration, it is hereby agreed as follows:

     1. GlobeNet acknowledges that the GlobeNet Director has been requested by GlobeNet to act as a GlobeNet Director.

     2. GlobeNet agrees to indemnify and save harmless the GlobeNet Director, his/her heirs and legal representatives, to the fullest extent permitted by
Section 98 of the Companies Act 1981 against all costs, charges, liability, damages, and expenses, including an amount paid to settle an action or to satisfy a judgment, reasonably incurred by him/her in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of, or in any connection with him/her, being or having been a director of GlobeNet if: (a) the GlobeNet Director acted in his/her capacity as a Director and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the GlobeNet Director had reasonable grounds for believing that his/her conduct was lawful.

     3. Without prejudice to the generality of section 2, but for the purposes of Section 97 of the Companies Act 1981, or otherwise for the purpose of determining whether the GlobeNet Director was acting within his/her capacity as a director, the termination of any civil, criminal or administrative action or proceeding by judgment, order, settlement, conviction or similar or other result shall not, of itself, create a presumption either that the GlobeNet Director did not act honestly and in good faith with a view to the best interests of GlobeNet or that, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the GlobeNet Director did not have reasonable grounds for believing that his/her conduct was lawful.

     4. If approval of any court is required in respect of any indemnification of the GlobeNet Director by GlobeNet, then GlobeNet shall promptly make application for approval of such court to indemnify the GlobeNet Director, his/her heirs and legal representatives, against all costs, charges, liability, damages, and expenses reasonably incurred by him/her in connection with such action if: (a) the GlobeNet Director acted honestly and in good faith with a view to the best interests of GlobeNet; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the GlobeNet Director had reasonable grounds for believing that his/her conduct was lawful.

     5. Subject as hereinafter provided, GlobeNet shall pay all amounts covered by this Agreement and incurred or reasonably likely to be incurred, by the GlobeNet Director, his heirs and legal representatives, in defending any civil, criminal or administrative action or proceeding to which the GlobeNet Director or his/her heirs and legal representatives are made a party by reason of, or in any connection with, the GlobeNet Director being or having been a director of GlobeNet in advance of such action or proceeding. In respect of any such action or proceeding, including an action by or on behalf of GlobeNet to procure judgment in its favour and in respect of which GlobeNet is obligated to make application for approval of the court to indemnify the GlobeNet Director, or his/her heirs and legal representatives, GlobeNet shall pay all such amounts in advance of such action or proceeding only upon receipt of an undertaking satisfactory to GlobeNet by or on behalf of the GlobeNet Director, or his/her heirs and legal representatives, to repay such amount if the court determines that the GlobeNet Director, or his/her heirs and legal representatives, is not entitled to be indemnified.

     6. The GlobeNet Director shall not have any right to indemnification hereunder in respect of any settlement of any civil, criminal or administrative action or proceeding without GlobeNet's consent to such settlement, such consent not to be unreasonably withheld.

     7. This Agreement shall not operate to abridge, limit, restrict, or exclude any other defences or rights, in law or in equity, to which the GlobeNet Director may be entitled by operation of law or under any statute, bye-law of GlobeNet, agreement, vote of shareholders of GlobeNet, vote of disinterested directors of GlobeNet, or otherwise.

     8. This Agreement shall be deemed to have been made in and shall be construed in accordance with the laws of Bermuda applicable therein, and the parties hereby agree that any claims, disputes or questions arising out of or in relation to this Agreement may be submitted to the jurisdiction of the courts of Bermuda. Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of Bermuda.

     9. This Agreement and the benefit and obligation of all covenants herein contained shall enure to the benefit of and be binding upon the heirs, executors, administrators, legal personal representatives and successors and assigns of each of the parties hereto.

     10.  This Agreement shall continue until and terminate upon the later of:
(a) fifteen (15) years after the date that the GlobeNet Director shall have ceased to serve as a director of GlobeNet; or (b) the final termination of all pending proceedings in respect of which the GlobeNet Director is granted rights of indemnification or advancement of expenses. This Agreement shall be binding upon GlobeNet and its successors and assigns and shall inure to the benefit of the GlobeNet Director and his heirs, executors and administrators.

   IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

SIGNED, SEALED & DELIVERED )

     in the presence of      )
                             )             /s/ MICHAEL KEDAR
                             )             __________________
     (Witness)               )             Michael Kedar
                             )
     (Name)                  )



GLOBENET COMMUNICATIONS
GROUP LIMITED


By: /s/ LIN GENTEMANN (seal)
    _________________
Name:  Lin Gentemann
Title  Corporate Secretary